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                                                                    EXHIBIT 12.1

                              CV Therapeutics, Inc.
               Computation of Ratios of Earnings to Fixed Charges
                          (in thousands, except ratio)
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
                                                                                                                       Three months
                                                                                                                          ended
                                                Years ended December 31,                                                 March 31,
                                         --------------------------------------------------------------------------   -------------
                                            1995           1996            1997            1998            1999            2000
                                         --------------------------------------------------------------------------   -------------
Net loss                                 $(16,724)       $(10,365)       $(11,325)       $(12,602)       $(23,122)      $ (7,083)
Add: Fixed charges                          1,280           1,553           1,341           1,223           1,367          1,011
                                         --------------------------------------------------------------------------   -------------
Earnings as defined                      $(15,444)       $ (8,812)       $ (9,984)       $(11,379)       $(21,755)      $ (6,072)
                                         --------------------------------------------------------------------------   -------------
                                         --------------------------------------------------------------------------   -------------
Estimated interest component of rent     $    397        $    442        $    466        $    464        $    475       $    117
Interest expense (1)                          883           1,111             875             759             892            894
                                         --------------------------------------------------------------------------   -------------
Total fixed charges                      $  1,280        $  1,553        $  1,341        $  1,223        $  1,367       $  1,011
                                         --------------------------------------------------------------------------   -------------
                                         --------------------------------------------------------------------------   -------------
Ratio                                     (2)             (2)             (2)             (2)             (2)            (2)
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(1)  Includes amortization of debt issuance costs

(2) Earnings (as defined) for the period were insufficient to cover fixed charges by an amount equal to the net loss for the period.